Exhibit 10.2

AMENDED AND RESTATED OPERATING AGREEMENT OF

DANIA ENTERTAINMENT HOLDINGS, LLC

a delaware limited liability company

R E C I T A L S

The Company was organized on August 3, 2011, by the filing of the Articles of Organization of the Company (“Articles”) with the Secretary of the State of Delaware. On September 13, 2011, the Articles of the Company were amended to change its name from Dania Holdings, LLC to Dania Entertainment Holdings, LLC.

On August 3, 2011, and each date thereafter as of the date hereof, the Company was the sole member of Dania Entertainment Center, LLC, a Delaware limited liability company (“DEC”).

DEC was formed by certain of the Members hereof to acquire certain real property and related assets located in Dania Beach, Florida known as “Dania Jai Lai” (collectively, the “Property”), and to construct, own and operate a gaming facility located thereon (the “Project”).

After DEC’s formation, the then current members of DEC determined they needed additional capital and financing, as well as operational support, for the Project to be successful.

In connection with that determination, the then current members of DEC (i) formed this Company and exchanged all of their interest in DEC for interests in this Company, and (ii) began negotiations with Lakes Florida Development, LLC, a Minnesota limited liability company (“Lakes”), an entity whose members and managers were familiar with operating successful casinos.

Those negotiations led to Lakes lending DEC Four Million Dollars ($4,000,000) pursuant to a Convertible Promissory Note executed by DEC dated August _23_, 2011 (the “Convertible Note”), as well as DEC and Lakes entering into a Development Services and Management Agreement dated as of that same date (“Management Agreement”) as well as an Amended and Restated Operating Agreement for DEC (“A&R DEC Operating Agreement”), with the Development Agreement and A&R DEC Operating Agreement to be effective as of the date DEC acquired the Property and the Convertible Note was converted into membership interests in DEC.

As of the date hereof, DEC has yet to close on its acquisition of the Property.

To assist in facilitation of DEC’s acquisition of the Property, which by executing below each Member acknowledges and agrees is in its best interest, the Members acknowledge and agree that, effective as of the Effective Date hereof, Company issued Member Interests to Lakes as set forth herein in exchange for the Convertible Note and, immediately thereafter, Company contributed the Convertible Note to the capital of DEC. Additionally, by executing below, each Member further acknowledges and agrees that the Management Agreement and the A&R Operating Agreement are both terminated as of the Effective Date, and that neither of those agreements were ever effective since as of the Effective Date, DEC had yet to acquire the Property.

To further assist in facilitating DEC’s acquisition of the Property, the Company and/or DEC, as applicable, has entered into a binding Letter of Intent, dated February 3, 2013, as amended by the Letter Agreement dated February 22, 2013 (collectively, the “LOI”), with Compañía Gerenciadora de Inversiones S.A., a sociedad anonima organized under the laws of the Republic of Argentina, Inverclub S.A., a sociedad anonima organized under the laws of the Republic of Argentina (collectively, the "Investor"), as well as a new Asset Purchase Agreement with The Aragon Group and Summersport Enterprises, LLC with respect to the Property (“New APA”). By executing below, each Member acknowledges and agrees that that Harris Friedman was authorized to execute the LOI and New APA on behalf of the Company and/or DEC, as applicable, and that it has received a copy of the LOI and, if so requested, a copy of the New APA.

In connection with the Company’s issuance of Member Interests to Lakes, the Members believe it is in their best interests, as well as the best interest of the Company to enter into this Agreement setting forth their respective rights, duties and obligations with respect to the Company and DEC.

NOW, THEREFORE, in consideration of the promises and covenants set forth above and below, and for other good and valuable consideration as set forth herein, the receipt and sufficiency of which are expressly acknowledged, the Members agree as follows:

ARTICLE 1

INTRODUCTION

1.1     Recitals. The above Recitals are true and correct in all respects and incorporated herein by this reference.

1.2     Company Purpose. The general purposes of the Company are to invest in DEC. The Company may exercise all powers reasonable or necessary to pursue the same.

1.3     Name. The name of the Company shall be “Dania Entertainment Holdings, LLC” and the business and affairs of the Company initially shall be conducted under said name. The Company may conduct business under such other name or fictitious name as may be determined, from time to time, by the Managers.

1.4     Construction. This Agreement is subject to and governed by the Act and the Articles. In the event of a direct conflict between the provisions of this Agreement and the mandatory provisions of the Act or the provisions of the Articles, such provisions of the Act or the Articles, in that order, will be controlling.

1.5     Certain Definitions. As used in this Agreement, the following terms shall have the meanings hereinafter set forth, except as otherwise provided herein:

(a)     Act. The Delaware Limited Liability Company Act, as amended from time to time.

(b)     Additional Member. Any person admitted as a Member pursuant to Section 2.5 hereof.

(c)     Adjusted Net Income and Adjusted Net Loss. The net income or loss of the Company during any stated period, resulting from Company operations, as calculated by the Company’s accountants for federal income tax purposes.

(d)     Affiliate. When used with reference to a specified “Person” (which term shall include any individual, trust, partnership, corporation, joint venture, trust or other entity or association) shall mean (i) any Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person, (ii) any Person who is an officer of, partner in or trustee of, or serves in an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person who, directly or indirectly, is the beneficial owner of fifty one percent (51%) or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, specified Person or of which the specified Person is directly or indirectly the owner of fifty one percent (51%) or more of any class of equity securities or in which the specified Person has a substantial beneficial interest, or (iv) any Person who controls, or is controlled by, an Affiliate as defined under items (i) through (iii) above.

(e)     Available Cash. Cash of the Company, excluding cash proceeds from a Terminating Capital Transaction, if any, and after provision for a reasonable working reserve, as determined by the Managers, for the management and operation of the Company’s business, determined from time to time by and in the sole discretion of the Managers to be available for distribution to the Members.

(f)     Bankruptcy. As used in this Agreement, the term “Bankruptcy,” with respect to the Company or a member, shall refer to: (i) the appointment of a receiver, conservator, rehabilitator or similar officer for the Company, a Member or any parent corporation of any Member, unless the appointment of such officer shall be vacated and such officer discharged within one hundred twenty (120) days of the appointment; (ii) the taking of possession of, or the assumption of control over, all or any substantial part of the property of the Company, any Member or any parent corporation of any Member by any receiver, conservator, rehabilitator or similar officer or by the United States Government or any agency thereof, unless such property is relinquished within one hundred twenty (120) days of the taking; (iii) the filing of a petition in bankruptcy or the commencement of any proceeding under any present or future federal or state law relating to bankruptcy, insolvency, debt relief or reorganization of debtors by or against the Company, any Member or any parent corporation of any Member provided, if filed against the Company, any Member or the parent corporation of any Member, such petition or proceeding is not dismissed within thirty (30) days of the filing of the petition or the commencement of the proceeding; (iv) the making of an assignment with the creditors of the Company, any Member or any parent corporation of a Member; or (v) the commencement of any proceedings supplementary to the execution of any judgment against the Company, any Member or any parent corporation of any Member, unless such proceeding is dismissed within thirty (30) days of the date it was commenced.

(g)    Capital Account. Throughout the full term of the Company, each Member shall have a separate Capital Account determined and maintained in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) as promulgated from time to time under Internal Revenue Code Section 704(b).

(h)    Capital Contribution. The amount of cash or the agreed fair market value of property contributed by each Member to the capital of the Company, as reflected in the books of the Company.

(i)     Capital Transaction. An Interim Capital Transaction or a Terminating Capital Transaction.

(j)     Code. The Internal Revenue Code of 1986, as amended from time to time, or any corresponding provision or provisions of any federal internal revenue law enacted in substitution of the Internal Revenue Code of 1986.

(k)     Company. Dania Entertainment Holdings, LLC, a Delaware limited liability company.

(l)     Company’s Accountants. The certified public accountants for the Company as may be selected from time to time by the Managers.

(m)     Event of Termination. Any of the events that result in dissolution of the Company as set forth in Section 7.1 hereof.

(n)     Interim Capital Transaction. A transaction pursuant to which the Company borrows funds or refinances existing debt, a sale, condemnation, exchange, abandonment or other disposition of a portion (which is less than substantially all) of the assets of the Company, an insurance recovery or any other transaction, other than a Terminating Capital Transaction that, in accordance with generally accepted accounting principles, is considered capital in nature.

(o)     Majority Interest. Members owning in the aggregate, more than a fifty percent (50%) Percentage Interest.

(p)     Managers. Harris Friedman, Louis Birdman, Bart Seidler, Eyal Levy and Timothy Cope, or such other persons as the Members may designate in writing as a “Manager” from time to time by the vote of a Majority Interest.

(q)     Member Interests. The entire ownership interest of a Member in the Company at any particular time, including such Member’s rights to any and all distributions, allocations and other incidents of participation in the Company to which such Member may be entitled as provided in this Agreement and under applicable law, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement and the Act, and further including his Capital Account hereunder.

(r)     Members. BH Investments Entertainment, LLC, a Florida limited liability company, FTP Florida Holdings, LLC, a Florida limited liability company, LBARC MGMT, LLC, a Delaware limited liability company, DinoDania, LLC, a Delaware limited liability company, Douglas Hirsch as Trustee of The Legacy Trust Under the Hirsch Family 2002 Irrevocable Trust, Lakes, and any and all Additional and/or Substitute Members under Section 2.5 and Article 6 hereof.

(s)     Percentage Interest. The percentage interest of a Member in the Company as set forth in Exhibit A hereto, as such percentage may be adjusted from time to time pursuant to the terms hereof and such Exhibit A thereafter amended.

(t)     Operating Agreement. This Agreement, as originally executed and as amended from time to time.

(u)     Substitute Member. Any Person admitted as a Member of the Company pursuant to Article 6 hereof.

(v)     Terminating Capital Transaction. A sale, condemnation, exchange or other disposition, whether by foreclosure, abandonment or otherwise, of all or substantially all of the then remaining assets of the Company or a transaction that will result in a dissolution of the Company.

(w)     Unanimous Consent. The agreement, consent or other approval of any matter, in writing, by all the Members who are entitled to vote on or participate in the determination of such matter.

ARTICLE 2

MEMBERS, MEMBERSHIP INTERESTS

2.1     Names and Addresses of Members; Principal Office.

(a)     Members, their respective addresses, and their respective Percentage Interests in the Company are set forth on Exhibit A, attached hereto and made a part hereof.

(b)     The principal office of the Company shall be located at 425 N. Federal Highway, Hallandale, Florida 33009 or such other location in or outside of the State of Delaware as may be determined by the Managers.

2.2     Capital Contributions.

(a)     Initial Capital Contributions. The Initial Capital Contributions of each Member shall be as set forth in Exhibit A. Each Member acknowledges and agrees that all Initial Capital Contributions were used to make the capital contribution required to be made by the Company to Dania Entertainment Center, LLC.

(b)     Subsequent Capital Contributions. Each Member shall be required to contribute to the Company their proportionate share of such amounts as shall be required by the Company to operate the Company. Notwithstanding the previously sentence, each Member acknowledges, understands, and agrees that the Company is not required to make any additional capital contributions to DEC in accordance with the Second Amended and Restated Operating Agreement (“2nd A&R Operating Agreement”) which, as of the date hereof, it has agreed to execute thereby diluting the Company’s ownership interest in DEC to Twenty-five percent (25%), and thus, if additional Capital Contributions are required to be made to the Company, they are anticipated to be minimal to cover filing fees, and professional fees such as attorney fees and accounting fees. If more than Five Thousand Dollars ($5,000) of additional Capital Contributions is ever determined by the Managers to be needed by the Company at any one time or, in the aggregate, within any six-month period, then at least a majority of the Managers (one of said majority must be the Manager appointment by Lakes) must agree to the amount of additional Capital Contributions required by the Company. For purposes herein a Member’s proportionate share shall be determined by multiplying the aggregate capital required to be contributed to the Company by such Member’s Percentage Interest at the time of the request from the Managers for such Capital Contribution.

2.3     Other Matters Relating to Capital Contributions.

(a)     No interest shall be paid on any Capital Contribution.

(b)     Loans by any Member to the Company shall not be considered Capital Contributions.

(c)     No Member shall have the right to withdraw his Capital Contribution or to demand and receive property of the Company or any distribution in return for his Capital Contribution, except with the prior written consent of the Managers or as otherwise specifically provided in this Agreement or required by law.

(d)     Except as is specifically provided otherwise in this Agreement or in the Act, no Member shall have any liability or obligation to restore a negative or deficit balance in such Member’s Capital Account.

2.4     Certificate for Membership Interests. The Members’ Interests in the Company shall not be represented by a Certificate of Membership.

2.5     Admission of Additional Members. The Members upon Unanimous Consent, may admit to the Company additional Members who will participate in the profits, losses, available cash flow, and ownership of the assets of the Company on such terms as are determined by the Managers, and such Additional Members shall be allocated gain, loss, income or expense by such method as may be provided in this Agreement, and if no method is specified, then as may be permitted by Section 706(d) of the Code.

2.6     Limitation on Liability. No Member shall be liable under a judgment, decree or order of the court, or in any other manner, for a debt, obligations or liability of the Company, except as provided by law.

2.7     No Member Responsible for Other Member’s Commitment. In the event that any Member (or any such Member’s shareholders, partners, members, owners or Affiliates) has incurred any indebtedness or obligation prior to the date hereof that relates to or otherwise affects the Company, neither the Company nor any other Member shall have any liability or responsibility for or with respect to such indebtedness or obligation unless such indebtedness or obligation is assumed by the Company pursuant to the Manager’s consent. Furthermore, neither the Company nor any Member shall be responsible or liable for any indebtedness or obligation that is hereafter incurred by any other Member (or any of such Member’s shareholders, partners, members, owners or Affiliate

2.8     s). In the event that a Member (or any such Member’s shareholders, partners, members, owners or Affiliates (collectively the “Liable Member”), whether prior to or after the date hereof, incurs (or has incurred) any debt or obligation that neither the Company nor any of the other Members is to have any responsibility or liability for, the Liable Member shall indemnify and hold harmless the Company and other Members from any liability, obligation, cost or expense, may be incurred in respect thereof, including, but not limited to, reasonable attorneys’ fees.

2.9     Loans. In the event the Managers of the Company determine that funds are required for the operations of the Company as set forth above, and they decide not to request Capital Contributions at such time, then such funds may be voluntarily loaned to the Company. Any such voluntary loans shall be evidenced by a Promissory Note, which shall include a commercially reasonable interest rate determined by the Managers.

In the event the Managers of the Company determine that additional funds are required to operate the Company and such funds are not voluntarily loaned to the Company, each of the Members agree to loan to the Company such required amounts as shall be determined from time to time in the discretion of the Managers, upon such terms and conditions as the Managers shall determine. In the event the Members are required to loan funds to the Company, the Company shall issue a Promissory Note and the terms of repayment, including a commercially reasonable interest rate set by the Managers. Each Member shall be required to loan a proportionate amount of the required funds as his Percentage Interest in the Company bears to the total Percentage Interest of all Members at the time the loan is called for by the Managers.

2.10   Failure to Contribute or Loan Funds. If any Member does not loan or contribute any amount of the required amount of additional funds to the Company within fourteen (14) days after written demand from the Managers for such loan(s) and/or Capital Contributions as provided for in Section 2.2(b) and/or Section 2.8 above, then such non-contributing Member shall not be entitled to Company distribution, and its share of any distributions, which it would otherwise be entitled to receive, shall be applied by the Company to cure its default until such amount is fully funded. The amount of additional funds required to be loaned and/or contributed by a Member, as the case may be, which is not loaned and/or contributed shall be the “default amount.” The outstanding balance of a default amount shall accrue interest at the highest rate allowed by law. Any Member shall have a right to loan the Company the default amount, and, in exchange thereof, shall receive the full amount of the interest paid thereon.

2.11   Consent of Members in Lieu of Meeting. Unless otherwise provided in this Agreement or by law, any action which may be taken at any meeting of Members of the Company may be taken without a meeting without prior notice, and without a vote if a written consent, setting forth the action so taken, is signed in person, by proxy, or by facsimile signature by the Members owning a sufficient interest to take such action. Such consent shall be delivered to the Company by delivery to the Manager and shall be filed with the minutes of the meetings of Members in the records of the Company. Facsimile signatures shall be deemed originals for purpose of this Section. Every written consent shall bear the signature of each Member who signs such consent, and no written consent shall be effective to take the Company action referred to therein unless, within fifteen (15) days of the earliest consent delivered to the Company in the manner required hereby, written consents signed by the requisite number of Members are so delivered to the Company.

2.12   Meetings; Notice. Regular or special meetings of the Members shall be held from time to time, (i) at such place and time as shall be approved by the Members and (ii) at such place and time as shall be set by a Majority Interest upon ten (10) business days notice to the other Members.

2.13   Waiver of Notice by Members. Whenever any notice whatsoever is required to be given to any Member of the Company under this Agreement or any provision of law, a waiver thereof, signed at any time, whether before or after the time of meeting, by the member entitled to such notice shall be deemed equivalent to the giving of such notice. The attendance of a Member at a meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting and objects thereat, at the beginning thereof, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Members need be specified in any waiver of notice of such meeting.

2.14   Quorum. At all meetings of the Members, the presence of those Members holding fifty-one percent (51%) of the Member Interest shall constitute a quorum for the transaction of business. Though less than a quorum, a Majority Interest of the Members present at a meeting may adjourn the meeting, from time to time and without further notice, until a quorum shall be present; provided, however, that any Members absent from the adjourned meeting shall be provided written notice of such adjournment.

2.15   Manner of Acting. At all meetings of the Members, Members shall vote on a numerical basis, with each Member being entitled to vote their Percentage Interest. Except as otherwise provided by law or this Agreement, the action of a Majority Interest at any meeting at which a quorum is present shall be the act of the Company.

2.16   Conduct of Meetings. The Managers shall call meetings of the Members to order and shall act as chair of the meeting. The Managers shall also record all actions at such meeting of the Members, which shall be maintained in a Company minute book under the supervision of the Managers.

2.17   Participation. Members may participate in any meeting either in person or by means of a conference telephone or similar communications equipment through which all persons can hear each other.

ARTICLE 3

MANAGEMENT AND CONTROL OF THE COMPANY

3.1     Management; Power of Managers. Management of the Company shall be vested in the Managers. The Managers shall have the power to take any action on behalf of the Company except as expressly provided herein or in the Articles of Organization or the Act.

3.2     Duties of Managers. The Managers may engage in other business activities, as permitted by Section 9.1 and shall be obliged to devote only as much of his time to the Company’s business as shall be reasonably required in light of the Company’s business and objectives.

3.3     Compensation. The Managers, upon Unanimous Consent, shall have the authority to approve reasonable compensation for any Member for services actually rendered to the Company. The Managers may authorize the Company to reimburse Members and Managers for actual expenses incurred in attending meetings of Members or for the direct benefit of the Company.

3.4     Voting. Except as provided for herein, all action required to be taken by the Managers shall be taken by majority consent. In the event the Managers are unable to reach a majority vote on any action proposed to be taken, such matters shall be submitted to the Members for vote and the vote of those Members holding a Majority Interest in the Company shall control, whose vote shall be honored by the Managers.

3.5     Prohibited Acts. Notwithstanding anything stated herein to the contrary, no Member or Manager shall do any of the following without the consent of Members owning at least two-thirds (2/3) of the Member Interests (and one of said Members consenting must be Lakes):

(a)     engaging in any transactions between the Company and any Member or such Member’s principal (officer, director, manager, owner, and/or trustee) and/or Affiliate;

(b)     appointing and removal of Managers and/or the Company’s representative managers of DEC;

(c)     amending the organizational documents of the Company or DEC, or this Agreement or the operating agreement of DEC;

(d)     permitting the admission of a new Member or the issuance of additional Interests in the Company or DEC;

(e)     changing the primary purpose of the Company or DEC;

(f)     dissolve or liquidate the Company and/or DEC, in whole or in part;

(g)     institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution or bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company and/or DEC or a substantial part of property of the Company and/or DEC, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take action in furtherance of any such actions on behalf of the Company and/or DEC;

(h)     the settlement of any claims, suits, debts, demands or judgments against the Company and/or DEC, in excess of Twenty-Five Thousand Dollars ($25,000.00); and/or

(i)      authorizing DEC to refinance the Property after its initial purchase; and/or

(j)      the decision to incur any obligation or expenditure on behalf of the DEC or the Company which individually or, when added to other similar related obligation expenditures, exceeds Twenty-Five Thousand Dollars ($25,000.00), provided, however, that such expenditure was not otherwise included as part of DEC’s annual budget which was previously approved by Members owning a Majority Interest.

(k)     selling all or substantially all of the assets of the Company or DEC; and/or

(l)      having the Company and/or DEC merge or enter into any other type of business combination with any Person or entering into any joint venture (regardless of the form of the joint venture) with another Person via DEC and/or the Company.

As the above relates to decisions related to DEC, the Members acknowledge, understand, and agree, that the Company’s control over any such actions are significantly limited as set forth in DEC’s proposed 2nd A&R Operating Agreement and by executing below, each Member acknowledges that it has received the proposed 2nd A&R Operating Agreement of DEC and understands and agrees with the Company’s rights and obligations as expressed therein.

3.6     Board of Directors for DEC. For so long as Lakes is a Member of the Company, Lake shall be entitled to designate one representative as a member of the board of directors of DEC, provided however, such representative must be an executive of Lakes or its parent company and the other Members shall be entitled to designate the other member of the board of directors of DEC..

ARTICLE 4

BOOKS OF ACCOUNT, FINANCIAL STATEMENTS

AND FISCAL MATTERS

4.1     Books of Account. The Managers shall keep (or cause to be kept) adequate books of account of the Company wherein shall be recorded and reflected all of the Percentage Interest and the Capital Contributions of the Members to the Company and all of the expenses and transactions of the Company. The books of account shall be kept at the principal office or the principal place of business of the Company, and each member shall have, at reasonable times during normal business hours, free access to and the right to inspect and, at such Member’s expense, copy such books of account and all records of the Company, including a list of the names and addresses and Member Interests held by each of the Members. All books and records of the Company shall be kept on the basis of an annual accounting period ending on December 31 (“Accounting Year”), except for the final accounting period which shall end on the dissolution or termination of the Company without reconstitution.

4.2     Bank Accounts, Funds and Assets. The funds of the Company shall be deposited in such bank or banks as the Managers shall deem appropriate. Such funds shall be withdrawn only by the Managers. All checks shall require the signature of a Manager.

4.3     Tax Returns and Reports. The Managers, at the Company’s expense, shall cause income tax returns and reports for the Company to be prepared and timely filed with the appropriate authorities. The Managers shall also, at the Company’s expense, cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable law, rules and regulations. Any Member shall be provided with a copy of any such report upon request without expense to him or her.

4.4     Tax Status. Any provision hereof to the contrary notwithstanding, solely for United States federal income tax purposes, the Company hereby recognizes and agrees that it shall be subject to all provisions of Subchapter K of Chapter I of Subtitle A of the Code. The filing with the service of U.S. Return of Partnership Income shall not be construed to expand the purposes of the Company or any obligations or liabilities of the Members.

4.5     Tax Elections. The Managers shall determine, from time to time, whether or not to make or attempt to revoke any and all tax elections regarding depreciation methods and recovery periods, capitalization of construction period expenses, amortization of organizational and start up expenditures, basis adjustments upon admission or retirement of Members, and any other federal, state or local income tax elections.

ARTICLE 5

ALLOCATIONS AND DISTRIBUTIONS

5.1     Allocations from Operations and Capital Transactions. The Adjusted Net Income or Adjusted Net Loss of the Company from operations, and any income (including gain) or losses resulting from any Interim or Terminating Capital Transactions as calculated for federal income tax purposes and reported by the Company on its U.S. Partnership Return of Income for each “Accounting Year” (as hereinafter defined), or portion thereof, during the term of this Agreement, shall be allocated to the Members pro rata in accordance with their respective Percentage Interests.

5.2     Distribution of Available Cash. The Available Cash of the Company, if any, shall be distributed at such time as the Managers shall determine in their sole discretion to the Members as follows and in the following order of priority; provided, however, that no distribution shall be made if, following such distribution, the Company is unable to pay its expenses in ordinary course:

(a)     First. To the Members in payment of the principal amounts and accrued interest owing to the Members in respect of any loans made by the Members. Accounts so distributed shall be applied first to accrued interest and then to principal; and

(b)     Second. Any remaining amounts of Available Cash shall be distributed to the Members, pro rata, in accordance with their respective Percentage Interests.

5.3     Allocation of Income and Distributions in Respect of Interests Transferred.

(a)     If any Member Interest in the Company is transferred or is increased or decreased by reason of the admission of a new Member or otherwise, during any fiscal year of the Company, each item of income, gain, loss, deduction or credit of the Company, for such fiscal year shall be assigned pro rata to each day in the particular period of such fiscal year to which such item is attributable the day on or during which it is accrued or otherwise incurred, and the amount of each such item so assigned to any such day shall be allocated to the Member based upon his respective Member Interest in the Company at the close of such day. For the purpose of accounting convenience and simplicity, the Company may treat a transfer of, or an increase or decrease in, Member Interest in the Company which occurs at any time during a semi-monthly period (commencing with the semi-monthly period including the date hereof) as having been consummated on the first day of such semi-monthly period, regardless of when such semi-monthly period such transfer, increase or decrease actually occurs (i.e., sales and dispositions made during the first fifteen (15) days of any month will be deemed to have been made on the first (1st) day of the month.

(b)     Distributions of Company assets in respect of a Member Interest in the Company shall be made only to the Member who, according to the books and records of the Company, is the holder of record of the Member Interest in respect of which such distributions are made on the actual date of distribution. Neither the Company nor the Managers shall incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Managers have or the Member has knowledge or notice of any transfer or purported transfer of a Member Interest which has not been approved by the Managers. Notwithstanding any provision above to the contrary, gain or loss of the Company shall be allocated to the parties owning Member Interests in the Company as of the date such sale or other disposition occurs.

ARTICLE 6

CHANGES IN MEMBERS

6.1     Transfer of Member Interests; Change in Ownership of a Member.

(a)     Except for transfers by a Member to its Affiliate or any other Member hereof (both of which shall expressly be permitted without the consent of the other Members (hereinafter referred to as a “Permitted Transferee”)), each Member agrees that it will not transfer, assign, hypothecate or in any way alienate all or any part of his Member Interest (which it now owns, or may hereafter acquire) or any rights or interest therein, whether voluntarily or involuntarily, by operation of law or by judicial sale, by gift, or otherwise, unless in a transfer which meets the requirements of this Agreement. Any purported transfer in violation of any provision of this Agreement shall be void and ineffectual, shall not operate to transfer any interest or title in the purported transferee, and shall give the Company and/or the other Members an option to purchase such interests in a manner and upon the terms and conditions provided for herein. Each Member shall indemnify and hold the Company and/or the other Members harmless from all costs and expenses, including reasonable attorneys’ fees and court costs incurred by them as a result of any breach by such Member.

(b)     In the event a Member desires to sell or transfer its Member Interest to any other person other than a Permitted Transferee (or makes a purported transfer or alienation which does not comply with the provisions of this Agreement), said Member (hereinafter referred to as Offering Member), shall first offer or shall be deemed to offer all of his Member Interest for sale to the Company and the other Members, and the Company and the other Members shall have the right to purchase all, but not less than all, of said interest. Such offer shall be in writing and sent by registered or certified mail to the principal office of the Company and to the other Members at the addresses listed in the records of the Company. The notices must set forth (when applicable) the name of the proposed transferee, the Member Interest subject to the offer, the terms of payment (whether for cash or credit) and if on credit, the term and interest rate, and all other consideration being received or paid in connection with such proposed transfer, as well as any and all other terms, conditions and details of such offer.

(c)     The Company and the other Members shall have sixty (60) days after receipt of such offer to accept the offer, and shall signify their acceptance by written notice delivered to the Offering Member at his address appearing in the offer. If both the Company and the other Members accept the offer, the Company shall have the first right to purchase the interest of the Offering Member. If the Company does not elect to purchase the Member Interest subject to the offer, and the other Members desire to purchase all of such interest, each Member electing to purchase such Interest shall be entitled to purchase that portion of the offered Interest as his Percentage Interest in the Company bears to the Percentage Interest of all other purchasing Members. If the offer is accepted by the Company or the other Members, there shall be set forth a closing date not more than forty (40) days after acceptance of the offer, at which time the interests will be transferred to the purchaser and the consideration delivered to the selling Member.

(d)     Purchase Price and Terms of Payment. The purchase price and terms of payment for the Member Interest being purchased shall be determined according to the same terms of the third party bona fide offer made to the Offering Member.

(e)     Rejection of Offer. In the event that the Company or the other Members do not elect to purchase all of the Offering Member’s Interest, the Offering Member shall have the right to transfer all of his interest free and clear of any restrictions against transfer, providing all of the following terms and conditions are complied with:

(i)     The transfer is made to the third party whose identity has been disclosed in the offer to the Company and the other Members;

(ii)    The Transfer will not result in the violation of or non-compliance with any laws, rules or regulations governing the Project or a determination that the Company, DEC, or any Member is not suitable (as defined in DEC’s 2nd A&R Operating Agreement) or would require additional licenses or permits in order to continue to operate the gaming facility desired to be operated as part of the Project as contemplated to be operated and renovated in accordance with the terms of DEC’s 2nd A&R Operating Agreement;

(iii)   The transferring Member shall represent and shall obtain a representation from the transferee of such Person’s Member Interest, that such transferee is suitable (as defined above) for gaming purposes;

(iv)   The transfer occurs within a period of sixty (60) days after rejection of the offer by the Company and the other Members;

(v)    The transfer is made at the same price, terms and conditions as set forth in the offer by the Offering Member to the Company and the other Members; and

(vi)   The third party has become a party to this Agreement, and has agreed to be bound by the terms and conditions contained herein, as may be modified.

In the event all of the above conditions are not satisfied with respect to the proposed Member Interest transfer, all of the restrictions contained in this Agreement on the transfer of a Member’s Interest shall be reinstituted.

6.2     Rights of Mere Assignees. A transferee of a Member who complies with the provisions of this Agreement shall have the right to become a Substitute Member of the Company, provided that to the extent a Substitute Member is a Permitted Transferee, such Permitted Transferee shall first be required to satisfy the provisions of Section 6.1(e) (ii), (iii), and (vi) above before becoming a Substitute Member. If a transferee of any Member Interest is not admitted as a Substitute Member, he/she/it shall be entitled to receive the allocation and distributions attributable to the transferred Member Interest, but he/she/it shall not be entitled to inspect the Company’s books and records, receive an accounting of the Company’s financial affairs, exercise the voting rights of a Member or otherwise take part in the Company’s business or exercise the rights of a Member under this Operating Agreement.

ARTICLE 7

TERMINATION

7.1     Termination of the Company.

(a)     The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up only upon the occurrence of one or more of the following (“Event of Dissolution”):

(i)     The sale of all or substantially all of the assets of the Company and/or DEC; or

(ii)    The unanimous written election of the Managers to dissolve.

(b)     Upon the dissolution of the Company, the Managers shall make a final accounting of the business and affairs of the Company and shall proceed with reasonable promptness to liquidate the business, property and assets of the Company and to distribute the proceeds in the following order of priority:

(i)     To the payment of expenses of any sale, disposition or transfer of Company assets in liquidation of the Company;

(ii)    To the payment of just debts and liabilities (including any accrued, but unpaid interest) of the Company (including to any Members), in the order of priority provided by law;

(iii)   To the establishment of any reserve that the Managers may determine, in their sole discretion, to be reasonably necessary and adequate for any contingent liabilities and obligations of the Company or the Members arising out of or in connection with the Company’s business; and

(iv)   To the Members in an amount equal to their then existing positive Capital Account balances, as determined after taking into account all Capital Account adjustments for the Company’s taxable year during which such liquidation occurs and, thereafter, if necessary, in accordance with their then existing Percentage Interests.

The Members may elect to distribute the remaining property and assets of the Company, if any, in kind, in lieu of selling them, based upon the then existing fair market value thereof and after allocating to the Members, in accordance with their respective interests in the Company, any unrealized gain inherent in such assets.

The wind-up of the affairs of the Company shall be conducted by the Managers. In liquidating the assets of the Company, all tangible assets of a saleable value shall be sold at such price and terms as the Managers determine to be fair and equitable. Any Member may purchase such assets as such sale. It shall not be necessary to sell any intangible assets of the Company. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors to minimize the losses that might otherwise occur upon liquidation.

ARTICLE 8

LIABILITY AND INDEMNIFICATION

The Managers shall not be liable to the Company or any other Member for any loss or liability incurred in connection with any act or omission in the conduct of the business of the Company in accordance with the terms hereof, except for any loss or liability which the Company or other Member incurs in connection with the fraud, willful and wanton misconduct or gross negligence of the Managers. The Company, to the fullest extent permitted by law, hereby agrees to defend and indemnifies and holds harmless the Managers from and against any and all liability, loss, cost, expense or damage incurred or sustained by reason of any act or omission in the conduct of the business of the Company in accordance with the terms hereof; provided, however, the Company shall not indemnify the Managers with respect to any of the foregoing incurred in connection with the fraud, willful and wanton misconduct or gross negligence of such Managers including, but not limited to, reasonable attorneys’ and paralegals’ fees through any and all negotiations, and trial and appellate levels. The provisions of this Section shall survive termination of this Agreement and the termination of the Company.

ARTICLE 9

MISCELLANEOUS

9.1     Non-Restriction of Business Pursuits of Members. Any Member or Manager may engage in or invest in any business activity of any nature or description. Any such activity may be engaged independently or with other Members. No Member shall have the right, by virtue of the Articles, this Agreement or the relationship created hereby, to any interest in such other ventures or activities, or to the income or proceeds derived there from. The pursuit of such ventures shall not be deemed wrongful or improper and any Member or Manager shall have the right to participate in or to recommend to others any investment opportunity.

9.2     Notices. All notices, demands and other communications given hereunder shall be in writing and shall be deemed to have been duly given (a) upon hand delivery thereof, (b) upon telefax and written confirmation of receipt, (c) upon receipt of any overnight deliveries, or (d) on the third (3rd) business day after mailing United States registered or certified mail, return receipt requested, postage prepaid, addressed to each Member as set forth on Exhibit A hereto, or at such other address, or to such other person and at such address for that person, as any party shall designate in writing to the other Members for such purpose in the manner herein above set forth.

9.3     Entire Agreement. This Agreement set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions expressed or implied, oral or written, except as herein contained.

9.4     Binding Effect; No Assignment. This Agreement shall be binding upon the parties hereto, their heirs, administrators, successors and assigns. Except as provided herein, no party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other parties.

9.5     Amendment. This Agreement may be amended upon the unanimous consent of all Members.

9.6     No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

9.7     Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties, or their personal representatives, successors and assigns may require.

9.8     Counterparts. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

9.9     Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.10   Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

9.11   Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

9.12   Provisions Severable. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdiction in which the parties do business. If any provision of this Agreement, or the application thereof to any person or circumstance shall, for any reason or to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

9.13   Litigation. If any party hereto is required to engage in litigation against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party (“Prevailing Party”), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder including, by not limited to, all attorneys’ fees and court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party’s rights hereunder.

9.14   Arbitration. Any controversy arising out of or relating to the interpretation of this Agreement or to the breach thereof shall be settled by arbitration. Such arbitration shall be affected by arbitrators selected as hereinafter provided and shall be conducted in accordance with the rules existing at the date thereof of the American Arbitration Association. The dispute shall be submitted to board of arbitrators; one arbitrator being selected by each side of the dispute and the two arbitrators so selected shall then appoint a third arbitrator. In the event that Members representing either side of the dispute within fifteen (15) days after any notification of any demand for arbitration hereunder shall not have selected its arbitrator and given notice thereof by registered or certified mail to the other side of the controversy, such arbitrator shall be selected by the American Arbitration Association. The meetings of the arbitrators shall be held at such place or places as may be agreed upon by the arbitrators in Broward County, Florida. Judgment may be entered on any award rendering by the arbitrators in the federal or state court having jurisdiction over the business of the Company. The Company shall bear the costs of fees and expenses of the arbitrators in any dispute. The provisions of this Section have been inserted into this Agreement so that the dispute may be resolved quickly and equitable, and to avoid serious harm to the Company’s business. The failure of any party to comply with the procedures provided for herein within the time limits for resolution of disputes shall constitute a waiver by the party to arbitrator or otherwise raise disputes or issues at any other time or any date in any other fashion. Notwithstanding anything stated to the contrary above, arbitration shall not be required for equitable relief.

9.15   Remedies. Each party hereto recognizes and agrees that the violation of any term, provision or condition of this Agreement may cause irreparable damage to the other parties which may be difficult to ascertain, and that the award of any sum of damages may not be adequate relief to such parties. Each party, therefore, agrees that, in addition to other remedies available in the event of a breach of this Agreement, any other party shall have a right to equitable relief including, but not limited to, the remedy of specific performance.

9.16   Waiver of Conflict. The Members hereby acknowledge that Greenspoon Marder, P.A. has represented the Company and may hereafter represent the Company. In the event of any dispute between the Members, Greenspoon Marder, P.A. shall have the right to represent the Company in any such dispute.

SIGNATURES ON NEXT PAGE

In witness whereof, the undersigned have executed this Agreement on the date set forth opposite their signatures, to be effective, however, as of the date the Articles of Organization of the Company are accepted for filing by the Delaware Secretary of State.

Dated Effective as of February 22, 2013.

BH Investments Entertainment, LLC

By: /s/ Eyal Levy

, Manager

FTP Florida Holdings, LLC

By: /s/ Bart Seidler

, Manager

LBARC MGMT, LLC

By: /s/ Louis Birdman

, Manager

DinoDania, LLC

By: /s/ Michael Wendrow

, Manager

The Legacy Trust under the Hirsch

Family 2002 Irrevocable Trust

By: /s/ Doug Hirsch

, Trustee

Lakes Florida Development, LLC

By: /s/ Timothy J. Cope

, Manager

EXHIBIT A

	Percentage
Member	Interest	Address

BH Investments Entertainment, LLC	16%	5130 N. Hills Dr. Hollywood, FL 33021

FTP Florida Holdings, LLC	16%	1940 Fillmore Street San Francisco, CA 94115

LBARC MGMT, LLC	16%	425 North Federal Highway Hallandale, FL 33009

DinoDania, LLC	16%	425 North Federal Highway Hallandale, FL 33009

The Legacy Trust under the Hirsch Family 2002 Irrevocable Trust	16%	c/o Stuart Morris 7000 West Palmetto Park Rd Suite 205 Boca Raton, FL 33433

Lakes Florida Development, LLC	20%	130 Cheshire Lane Minnestonka, MN 55305